Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Schedule 13D (including any and all amendments thereto) with respect to the Common Stock $0.01 Par Value Per Share, of Lodgian, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other filing party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 27, 2007.

OAKTREE CAPITAL MANAGEMENT, LLC
/s/ Cary A. Kleinman
By:	Cary A. Kleinman
Title:	Vice President

/s/ Todd E.Molz
By:	Todd E. Molz
Title:	Managing Director
and General Counsel
OCM REAL ESTATE OPPORTUNITIES FUND II, L.P.
By:	Oaktree Capital Management, LLC, its general partner

/s/ Cary A. Kleinman
	By:	Cary A. Kleinman
	Title:	Vice President

/s/ Todd E. Molz
	By:	Todd E. Molz
	Title:	Managing Director and General Counsel

OCM REAL ESTATE OPPORTUNITIES FUND III GP, LLC
By:	Oaktree Capital Management, LLC, its managing member
/s/ Cary A. Kleinman
	By:	Cary A. Kleinman
	Title:	Vice President

/s/ Todd E. Molz
	By:	Todd E. Molz
	Title:	Managing Director
and General Counsel

OCM REAL ESTATE OPPORTUNITIES FUND III, L.P.
By:	OCM Real Estate Opportunities Fund III GP, LLC, its general partner
By:	Oaktree Capital Management, LLC, its managing member
/s/ Cary A. Kleinman
	By:	Cary A. Kleinman
	Title:	Vice President

/s/ Todd E. Molz
	By:	Todd E. Molz
	Title:	Managing Director and General Counsel

OCM REAL ESTATE OPPORTUNITIES FUND IIIA, L.P.
By:	OCM Real Estate Opportunities Fund III GP, LLC, its general partner
By:	Oaktree Capital Management, LLC, its managing member
/s/ Cary A. Kleinman
	By:	Cary A. Kleinman
	Title:	Vice President

/s/ Todd E. Molz
	By:	Todd E. Molz
	Title:	Managing Director
and General Counsel